Exhibit 10.1
AMENDMENT NO. 1
TO
SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO SUPPORT AGREEMENT (this “Amendment”) is made as of January 25, 2023 by Famatown Finance Limited (“Famatown”) and the Famatown Affiliates (as defined in the Agreement referenced below) listed on the signature page hereto, on the one hand, and Valaris Limited (the “Company”), on the other hand. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in that certain Support Agreement, dated as of December 9, 2021 (the “Agreement”), between Famatown and the Famatown Affiliates listed on the signature page thereto, on the one hand, and the Company, on the other hand.
RECITALS
WHEREAS, pursuant to Section 14 of the Agreement, the Agreement may be amended only by an agreement in writing executed by the parties thereto; and
WHEREAS, the Company, Famatown and the applicable Famatown Affiliates now desire to amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:
1.The third sentence of Section 7(a) of the Agreement is hereby amended to add the following at the end thereof: “provided, further, that any such appointment shall not be required to be made until the completion of the Company’s 2023 annual general meeting of shareholders (the “2023 Annual General Meeting”)”.
2.The definition of Standstill Period in Section 10(n) of the Agreement is hereby amended and restated to read as follows:
“ “Standstill Period” shall mean the period commencing on December 9, 2021 and extending until the completion of the 2023 Annual General Meeting; provided that (a) if the Company includes the New Director on the Company’s slate of director nominees for the 2023 Annual General Meeting in accordance with this Agreement and such New Director is elected to serve on the Board at the 2023 Annual General Meeting, the Standstill Period shall be extended until the close of business on the 30th business day prior to the advance notice deadline for shareholder nominations of Directors to be proposed for appointment at the Company’s 2024 annual general meeting of shareholders (the “2024 Annual General Meeting”); and (b) unless the Standstill Period has previously terminated at the completion of the 2023 Annual General Meeting as provided herein, if the Board (by majority vote of the Directors other than the New Director) determines to include the New Director on the Company’s slate of director nominees for the 2024 Annual General Meeting or any subsequent annual general meeting of Company shareholders (which determination is to be made in the Board’s sole discretion) and the New Director accepts such nomination, the Standstill Period shall be extended until the completion of the 2024 Annual

General Meeting or such subsequent annual general meeting, as applicable, and if such New Director is elected to serve on the Board at the 2024 Annual General Meeting or such subsequent annual general meeting, as applicable, the Standstill Period shall be extended until the close of business on the 30th business day prior to the advance notice deadline for shareholder nominations of Directors to be proposed for appointment at the annual general meeting of Company shareholders immediately following the meeting at which the director is elected (such that, for example, if the Board determines to include the New Director on the Company’s slate of director nominees for the 2024 Annual General Meeting and he is so elected, the Standstill Period shall be extended from the completion of the 2024 Annual General Meeting until the close of business on the 30th business day prior to the advance notice deadline for shareholder nominations for the 2025 annual general meeting of Company shareholders).”
3.Prior to March 6, 2023, Famatown shall notify the Company whether Gunnar W. Eliassen shall continue as the New Director or whether Famatown wishes to name a replacement Director (and, if so, the name of the replacement), subject to the consent of the Company, not to be unreasonably withheld, which replacement Director shall otherwise meet the requirements of an Investor Replacement Director. If Famatown notifies the Company prior to March 6, 2023 either that Mr. Eliassen will continue as the New Director or that Famatown wishes to name a replacement Director and the name thereof, then the Company shall include Mr. Eliassen or such replacement Director on the Company’s slate of director nominees for the 2023 Annual General Meeting, subject to the satisfaction of the requirements applicable to the appointment of the New Director in Section 1(d) of the Agreement, and such person shall be considered the “New Director” for purposes of the Agreement. If Famatown does not so notify the Company prior to March 6, 2023, then no Director nominated by Famatown pursuant to the Agreement (including Mr. Eliassen and any such replacement Director) shall be included on such slate and the Standstill Period shall terminate upon the completion of the 2023 Annual General Meeting; provided, however, that the Board may in its sole discretion include Mr. Eliassen on the slate as an independent Director who shall not be considered the New Director or the Investor Replacement Director.
4.Except as specifically provided for in this Amendment, the provisions of the Agreement shall remain in full force and effect.
5.Each of the parties represents and warrants to the other party that: (a) such party has all requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (b) this Amendment has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Amendment will not result in a violation of any terms or conditions of the governing or constitutional documents of such party or any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.
6.The execution, delivery and effectiveness of this Amendment shall not operate (i) as an amendment or modification of any provision, right or obligation of any party under the Agreement except as specifically set forth in this Amendment or (ii) as a waiver or consent to any subsequent action or transaction.

7.This Amendment and all disputes or controversies arising out of or related to this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflicts of law that would result in the application of the laws of a different jurisdiction.
8.This Amendment may be executed in two or more counterparts which together shall constitute a single agreement. The exchange of signed copies of this Amendment by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Amendment and such copies shall be deemed original signatures for all purposes.
[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative, as of the date first above written.
VALARIS LIMITED

By: /s/ Davor Vukadin
Name:    Davor Vukadin
Title:    Senior Vice President and General     Counsel

Signature Page to Amendment No. 1 to Support Agreement

FAMATOWN FINANCE LIMITED

By: /s/ Spyros Episkopou
Name: Spyros Episkopou
Title: Director

GREENWICH HOLDINGS LIMITED

By: /s/ Spyros Episkopou
Name: Spyros Episkopou
Title: Director

SEATANKERS MANAGEMENT COMPANY LIMITED

By: /s/ Spyros Episkopou
Name: Spyros Episkopou
Title: Director

GEVERAN TRADING CO. LIMITED

By: /s/ Eirini Santhi Theocharous
Name:    Eirini Santhi Theocharous
Title: Director

HEMEN HOLDING LIMITED

By: /s/ Eirini Santhi Theocharous
Name:    Eirini Santhi Theocharous
Title: Director

Signature Page to Amendment No. 1 to Support Agreement